Exhibit 10.1

AMENDMENT NO. 1 TO INVESTMENT MANAGEMENT TRUST

AGREEMENT

THIS AMENDMENT NO. 1 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of January 13, 2023, by and between Fat Projects Acquisition Corp, a Cayman Islands company limited by shares (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on October 15, 2021, the Company consummated its initial public offering of its units (the “Units”), each of which is composed of one Class A ordinary share of the Company with a nominal or par value $0.0001 per share (the “Class A ordinary shares”), and one redeemable warrant entitling the holder thereof to purchase one Class A ordinary share of the Company (such initial public offering hereinafter referred to as the “Offering”);

WHEREAS, $115,000,000 of the gross proceeds of the Offering were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of Class A ordinary shares included in the Units issued in the Offering pursuant to the Investment Management Trust Agreement made effective as of October 12, 2021, by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, on October 5, 2022, the Company filed a registration statement on Form S-4 with U.S. Securities and Exchange Commission file number 333-267741 with respect to a Business Combination and thereby automatically extended the Company’s deadline to complete a Business Combination from October 15, 2022 to January 15, 2023;

WHEREAS, the Company has sought the approval of the holders of its Class A ordinary shares and holders of its Class B ordinary shares with nominal or par value $0.0001 per share (the “Class B ordinary shares”), at a Special Meeting to: (i) extend the date before which the Company must complete a business combination from January 15, 2023 to July 15, 2023 (or such earlier date after January 15, 2023 as determined by the Company’s board of directors) (the “Extension Amendment”) and (ii) extend the date on which the Trustee must liquidate the Trust Account if the Company has not completed its initial business combination from January 15, 2023 to July 15, 2023 (or such earlier date after July 15, 2023 as determined by the Company’s board of directors) (the “Trust Amendment”);

WHEREAS, holders of 65% of the then issued and outstanding Class A ordinary shares and Class B ordinary shares, voting together as a single class, approved the Extension Amendment, and the Trust Amendment; and

WHEREAS, the parties desire to amend the Original Agreement to, among other things, reflect amendments to the Original Agreement contemplated by the Trust Amendment;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendments to Trust Agreement.

1.1. The fifth recital of the Original Agreement is hereby amended and restated to read in its entirety as follows:

WHEREAS, if a Business Combination is not consummated within the initial 15-month period following the closing of the Offering, the Sponsor or its affiliates or designees may extend such period by up to six one-month periods (each an “Extension”) by depositing or causing to be deposited into the Trust Account no later than (i) the end of the 15-month period following the closing of the Offering with respect to the first Extension or the first business day thereafter if the last day of such period is not a business day, and (ii) with respect to the other Extensions, the end of the previous Extension, or the first business day thereafter if the last day of such period is not a business day, (each, an “Applicable Deadline”) $0.0575 per share for each of the Company’s Class A ordinary shares that remain outstanding as of the Applicable Deadline (after giving effect to redemptions properly requested prior to such date with respect to the first such extension), in each case in exchange for which the Sponsor or its affiliates or designees making the deposit will receive non-interest bearing, unsecured promissory notes for each Extension payable upon consummation of a Business Combination, which notes may be convertible at the option of the holder at any time after the consummation of the Company’s initial Business Combination into warrants that are identical to the placement warrants (as defined in the prospectus for the Offering) at a conversion price of $1.00 per warrant;

1.2. Section 1(k) of the Original Agreement is hereby amended and restated to read in its entirety as follows:

(k) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit D hereto at least three business days prior to the Applicable Deadline, signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to the Applicable Deadline, the Trustee shall follow the instructions set forth in the Extension Letter.

1.3. Exhibit D to the Original Agreement is hereby deleted and replaced with the new Exhibit D attached to this Amendment.

2.	Miscellaneous Provisions.

2.1. Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2. Severability. The terms and provisions of this Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3. Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

2.4. Jurisdiction and Venue. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

2.5. Counterparts. This Amendment may be executed manually or electronically (such as by DocuSign®) in several original, PDF, photostatic, facsimile or other copy counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.6. Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.7. Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

Signatures on following page.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

FAT PROJECTS ACQUISITION CORP.

By:	/s/ David Andrada
Name:	David Andrada
Title:	Co-Chief Executive Officer

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

fwolf@continentalstock.com and cgonzalez@continentalstock.com

Re:	Trust Account No. [last four digits] Extension Letter

Ladies and Gentlemen:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Fat Projects Acquisition Corp (the “Company”) and Continental Stock Transfer & Trust Company, dated as of October 12, 2021, as amended by Amendment No. 1 thereto dated January 13, 2023 (as it may be subsequently amended, the “Trust Agreement”), this is to advise you that the Company is extending the time available to consummate a Business Combination for an additional one (1) month, from [date] to [date] (the “Extension”).

This Extension Letter shall serve as the notice required with respect to the Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $[insert applicable amount], which will be wired to you, into the Trust Account investments upon receipt.

This is the [_____] of up to six Extension Letters.

Very truly yours,

Fat Projects Acquisition Corp.

By:
Name:
Title:

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